                                                                    Exhibit 10.3

                        AMENDED AND RESTATED GROUND LEASE

         THIS AMENDED AND RESTATED GROUND LEASE (this "LEASE") made this 1st day of September, 1996, by and between THE IRVINE COMPANY, a Michigan corporation, dba Irvine Land Management, herein referred to as "LANDLORD," and HINES HORTICULTURE, INC., a California corporation, herein referred to collectively as "TENANT".

                                 R E C I T A L S

         A. Landlord, as "Lessor" and Tenant, as "Lessee," are parties to that certain Ground Lease dated October 27, 1968 by and between The Irvine Company, a West Virginia corporation, predecessor in interest to Landlord, and James W. Hines, James W. Hines, Jr., and Cecil H. Shirar (collectively, "HINES/SHIRAR"), as amended (the "1968 LEASE"). The 1968 Lease replaced that certain Lease dated January 1, 1958 (the "1958 LEASE") and that certain Farming Lease dated May 26, 1967 (the "1967 LEASE") between the same parties. The 1958 Lease, the 1967 Lease and the 1968 Lease are hereinafter collectively referred to as the "ORIGINAL LEASE". Tenant has succeeded to the interest of Hines/Shirar in the Original Lease via mesne conveyances.

         B. Landlord and Tenant desire to further amend and to restate the Original Lease.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agrees as follows:

         1. DEFINITIONS.

                  1.3 Acre Roadway. The term "1.3 ACRE ROADWAY" shall mean that certain portion of the leased premises more particularly described on attached EXHIBIT D.

                  DRAINAGE EASEMENT AREA. The term "DRAINAGE EASEMENT AREA" shall mean that certain property located between Tenant's existing fence along the westerly boundary of the leased premises and the School Property and the block wall to the west thereof and the land located twenty-five (25) feet inside of Tenant's existing fence, but excluding the V ditch located adjacent thereto.

                  HAZARDOUS MATERIAL. The term "HAZARDOUS MATERIAL" shall mean any hazardous, harmful, odorous, toxic or danger material or substance, including, without limitation, any hazardous material or substance, pollutant or contaminant defined as such now or in the future in (or for the purposes of) Hazardous Materials Laws.

                  HAZARDOUS MATERIAL LAWS. The term "HAZARDOUS MATERIALS LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET. SEQ., any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET. SEQ., the Resources Conversation and Recovery Act, 42 U.S.C., Sections 6901, ET. SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 ET. SEQ., or any other federal, state or local statute, law, ordinance, code, rule, regulation, permit, order or governmental decree regulating, relating to, or imposing liability or standards of conduct concerning any substance, material or waste, as it now or at any time hereafter may be in effect and as any of same may be amended from time to time.

                  HINES. The term "HINES" shall mean, collectively, Tenant, any successor tenant under this Lease, and any lessee or tenant under the Original Lease.

                  HINES' REPRESENTATIVES. The term "HINES' REPRESENTATIVES" shall mean any of Hines' sublessees, licensees, contractors or subcontractors and Hines' and such other parties' and entities' respective employees, agents, representatives and invitees. The term "Hines' Representatives" shall include all of Tenant's Representatives.

                  LEASED PREMISES. The term "LEASED PREMISES" shall mean that real property described on EXHIBIT A attached hereto, as such property is from time to time adjusted pursuant to the terms of this Lease or pursuant to an addendum or amendment hereto.

                  PERMITTED AGRICULTURAL CHEMICALS. The term "PERMITTED AGRICULTURAL CHEMICALS" shall mean those fertilizers, pesticides, pre- and post-emergent weed killers and other agricultural chemicals which (a) are registered for use in the container nursery business in California at the time of use and (b) allowed for use at the time utilized by Tenant pursuant to all applicable federal, state and local laws, ordinances and regulations.

                  PERMITTED PETROLEUM FUELS. The term "PERMITTED PETROLEUM FUELS" shall mean those petroleum fuels which (a) are of a type and in quantities reasonably necessary for the operation of vehicles associated with Tenant's operations, (b) are stored in either above-ground storage tanks or underground storage tanks which in either event are suitable for safe storage and which comply with all applicable federal, state and local laws, ordinances and regulations, and (c) are used in a manner that complies with all applicable federal, state and local laws, ordinances and regulations.

                  PORTOLA PROPERTY. The term "PORTOLA PROPERTY" shall mean that property more particularly described on the attached EXHIBIT D. The Portola Property includes a portion of the "OLD HAUL ROAD PARCEL" as described in Addendum No. 20 to Ground Lease dated April 19, 1996 (which amended the 1968 Lease).

                  SCHOOL LEASE. The term "SCHOOL LEASE" shall mean that certain School Site Nursery Lease dated June 26, 1992 and executed by Landlord and Tenant with respect to the School Property.

                  SCHOOL PROPERTY. The term "SCHOOL PROPERTY" shall mean that property leased to Tenant under the School Lease and more particularly described on attached EXHIBIT D.

                  TENANT'S PROPERTY. The term "TENANT'S PROPERTY" shall mean all improvements, fixtures, equipment and other property placed or constructed on the leased premises by Hines or Hines' Representatives under the Original Lease or this Lease.

                  TENANT'S REPRESENTATIVES. The term "TENANT'S REPRESENTATIVES" shall mean any of Tenant's sublessees, licensees, contractors or subcontractors and Tenant's and their respective employees, agents, representatives, or invitees.

                  ADDITIONAL DEFINITIONS. This Lease contains additional defined terms. Terms defined in other parts of this Lease shall have the defined meanings wherever capitalized herein.

         2. LEASED PREMISES.

                  2.1 AGREEMENT TO LEASE. Subject to Section 2.4 below, Landlord hereby leases to Tenant the property described on EXHIBIT A attached hereto and delineated on EXHIBIT B attached hereto and hereby incorporated herein, subject to:

                           (a) Taxes for the year 1996-97, a lien not yet
payable; and

                           (b) Covenants, conditions, reservations,
restrictions, rights and rights of way and easements of record or apparent.

The leased premises shall be divided into three types of property for purposes of Landlord's right to terminate as provided in Section 8 below, Areas A, B and C as shown on EXHIBIT C.

                  2.2 ADDITIONAL PREMISES.

                           (a) OBLIGATION TO OFFER. Landlord agrees that it
shall offer to Tenant as additional leased premises, on the same terms and conditions as provided in this Lease, that parcel of land consisting of approximately 40 acres of land located at the southeast corner of Area C of the leased premises (the "40 ACRE PARCEL"), and Landlord shall use commercially reasonable efforts to make such 40 Acre Parcel available to Tenant not later than July 15, 1997. Commencing June 1, 1997, Tenant shall have the right to enter the 40 Acre Parcel for purposes of conducting such physical inspections as Tenant deems appropriate; provided that Tenant shall (i) use all reasonable diligence to avoid damage to any crops, equipment or improvements on the 40 Acre Parcel and (ii) repair any and all damage caused by such entry. Tenant shall advise Landlord not later than July 31, 1997 whether such 40 Acre Parcel is reasonably suited for Tenant's operations, in Tenant's sole discretion. If the 40 Acre Parcel is added to the leased premises, it shall be considered part of Area C.

                           (b) AS-IS CONDITION. If Tenant elects to add the 40
Acre Parcel to the leased premises, said property shall be added in its "AS-IS" condition; provided that, except as may have been caused by Hines or any of the Hines' Representatives, Tenant shall not be responsible for any Hazardous Materials located on the 40 Acre Parcel or violations of Hazardous Material Laws existing prior to the date the 40 Acre Parcel is added to the leased premises. Landlord shall not have any obligation to improve the 40 Acre Parcel in any manner. If Tenant discovers any Hazardous Materials on the 40 Acre Parcel, Tenant shall promptly give Landlord written notice and either Landlord or Tenant shall thereafter have the right to delete the portion of such 40 Acre Parcel contaminated with Hazardous Materials from the leased premises.

                  2.3 Compliance With Terms of Original Lease.

         With regard to land previously leased under the Original Lease but not included in the leased premises under this Lease, and with regard to acts and occurrences which were addressed in the Original Lease but are not addressed in this Lease, Landlord and Tenant agree that the applicable terms of the Original Lease, which are incorporated herein by this reference, shall continue to apply; provided, however, in the event of any specific conflict between the provisions of the Original Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

                  2.4 LENDER APPROVAL.

         The effectiveness of this Lease shall be conditional upon the approval, in form and content approved by Tenant, of any "encumbrancer" (as defined in Article XIV of the General Conditions) which holds a lien upon the Original Lease. If such approval is not received by Tenant by September 15, 1996, Tenant shall have the right to terminate this Lease by giving written notice to Landlord on or before such date. If Tenant has not given Landlord notice of such termination on or before such date, this condition shall be deemed waived by Tenant. In the event of a termination by Tenant under this Section 2.4, the 1968 Lease shall continue to apply as written.

         3. TERM.

                  3.1 BASIC LEASE TERM. Subject to Section 8 below, the term of this Lease shall commence as of January 1, 1996 and shall end December 31, 2010, unless sooner terminated as hereinafter provided.

                  3.2 EXTENSION. Tenant shall have the right to request an extension of the term of this Lease from time to time, but Landlord may accept, reject, or accept subject to specified conditions (including but not limited to increased rent and/or an alteration of the leased premises) as Landlord may elect, in its sole and absolute discretion.

         4. TENANT'S OPERATIONS: Tenant shall use and occupy the leased premises for the planting, raising and handling of ornamental trees, shrubs and plants for the wholesale market, but for no other use or purpose without the prior written consent of Landlord. Subject to the terms of this Lease (including but not limited to Article II of the General Conditions to Ground Lease attached hereto), Tenant may, at its expense, place and maintain on the leased premises such removable buildings, structures and equipment as it may deem necessary or convenient for the uses and purposes hereinabove authorized. Tenant shall at all times during said term conform to and comply with all public laws, ordinances and regulations applicable to the leased premises and to the operations of Tenant thereon. Tenant shall continuously carry on and conduct said operations in accordance with sound business practices and so as to produce therefrom as much revenue as shall be reasonably possible. If Tenant shall fail to continuously conduct the same as hereinabove provided, any such failure shall constitute a material failure of consideration hereunder and a breach of the covenants and conditions of this Lease; provided, however, that said operations may be suspended at any time so long as and to the extent that the same shall be prevented by war, acts of God, or other unavoidable accidents or interferences beyond the reasonable control of Tenant, but not otherwise.

         5. RENTAL. Tenant agrees to pay to Landlord as rent for the use and occupancy of the leased premises during the term of this Lease sums equivalent to the following amounts:

                  (a) MINIMUM ANNUAL RENTAL: A sum equal to the "RENT PER ACRE" times the number of gross acres included in the leased premises, payable quarterly in advance on or before the tenth (10th) day of January, April, July and October of each and every calendar year of said term. The "RENT PER ACRE" shall be *** per gross acre per year from the date hereof through December 31, 2002, and *** per gross acre per year from January 1, 2003 through the end of the term of this Lease.

                  (b) PERCENTAGE RENTAL.

                           (i) For the period commencing January 1, 1996, Tenant
shall pay to Landlord, a sum equal to "PERCENTAGE RENT RATE" times *** to the extent that said percentage rental shall exceed the minimum annual rental which Tenant shall have paid for each period. The "PERCENTAGE RENTAL RATE" shall be:

                           ***





Said additional percentage rental, if any, shall be paid by Tenant to Landlord annually on or before the first day of March of each year next following the expiration of each yearly period and shall be based upon and measured by *** See also Section 7.6 below concerning receipts derived from business conducted on the School Property.

                           (ii) *** reportable for percentage rental do not
include the following:

                            (A) ***


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                            (B) ***

                            (C) ***

                            (D) ***

                            (E) ***

                            (F) ***

                            (G) ***

                            (H) ***

         6. RECORDS: At all times during said term, Tenant shall keep and maintain accurate and complete books of account of all *** derived from all business conducted on the leased premises as hereinabove provided, all of which books shall be kept and maintained on a cash receipts basis, and Tenant shall furnish Landlord at the time each percentage rental payment, as payable hereunder, a written statement showing the amounts and sources of said *** and Landlord, through its authorized agents, shall have the right at any reasonable time or times to examine said books of account for the purpose of verifying the accuracy of any such statement.

         7. SCHOOL PROPERTY.

                  7.1 1.3 ACRE ROADWAY. Upon the expiration of the School Lease, the 1.3 Acre Roadway shall be deleted from the leased premises.

                  7.2 DRAINAGE EASEMENT AREA. Tenant hereby grants to Landlord the non-exclusive right to use and to grant non-exclusive easements to third parties to use the Drainage Easement Area for the construction, installation, use and repair of utilities, drainage and access facilities; provided that, however, the right to use the portion of the Drainage Easement Area located within that portion of the leased premises inside Tenant's fence (as such fence existed as of June 25, 1992) shall be subject to the following restrictions:

                           (a) Said area shall not be used for access purposes,
except for access during the period of any construction or repair activities;

                           (b) Any and all improvements constructed in said area
either must be underground or, if above ground, must not interfere in any material respect with Tenant's normal operations on the leased premises or the School Property, as determined by Tenant in its sole and absolute discretion;


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                           (c) Any construction, use and repair activities shall
not cause any material disruption to the use of Tenant's access to roadway or to the other facilities or operations of Tenant, as reasonably determined by Tenant; provided that Tenant shall use reasonable efforts, at no cost to Tenant, to accommodate such construction and repair activities;

                           (d) If any of Tenant's improvements located on or
around said area (including, but not limited to, Tenant's fence, irrigation facilities or drainage facilities) are damaged, destroyed or removed during any construction or repair activities, Landlord shall repair or replace said improvements to their original condition at Landlord's sole cost and expense;

                           (e) Landlord shall keep Tenant's irrigation and
drainage facilities operable during the period of any construction and repair activities at Landlord's sole cost and expense. Keeping said facilities operable shall include (but shall not be limited to) insuring that drainage continues to flow into Tenant's recycling center; and

                           (f) Landlord shall, at Landlord's sole cost and
expense, protect in place Tenant's propagation mist bed and buildings located on or around said property.

                  7.3 DRAINAGE AND UTILITY PROBLEMS. Landlord and Tenant hereby covenant and agree to cooperate in good faith in solving any problems relating to drainage from the School Property to the leased premises and/or relating to utilities serving the School Property.

                  7.4 REROUTING SURFACE DRAINAGE. Upon the expiration or sooner termination of the School Lease, Tenant hereby agrees to reroute the surface drainage from the leased premises so that such drainage does not flow across the School Property or the 1.3 Acre Roadway.

                  7.5 DRAINAGE FROM SCHOOL PROPERTY. Landlord hereby represents that it has in the documents conveying the School Property to Irvine Unified School District ("DISTRICT"), required District to design a drainage system such that, on and after the date grading commences on the School Property, surface water on the School Property flows in a westerly direction into a public street or drainage facility. Landlord shall not be deemed to have made any warranty that storm water runoff which exceeds the capacity of a drainage system approved by the City of Irvine will not run into the V ditch or will not otherwise affect Tenant.

                  7.6 ADJUSTMENTS TO PERCENTAGE RENTAL. For purposes of calculating percentage rental in connection with this Lease, the *** shall include *** as well as *** times a fraction, the numerator of which is the number *** and the denominator of which is the number of gross acres leased pursuant to this Lease during the relevant year plus the number ***.. Nothing in this Lease is intended to increase the rent payable under the School Lease.

         8. Deletions from the Leased Premises.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                  8.1 General Right to Delete.

                           (a) As to that portion of the leased premises
included within Area B, Landlord may at any time and from time to time upon not less than three (3) years' written notice (an "AREA B DELETION NOTICE"), elect to remove all or any part of Area B from the leased premises; provided, however, that Tenant shall have the right to object to any partial deletion that creates a material operational problem (including but not limited to increased operating costs) as to the remaining portion of Area B that remains in the leased premises. Tenant shall object in writing, to include a reasonable explanation of the problems created, within ninety (90) days of Landlord's Area B Deletion Notice, and failure to so object shall be deemed Tenant's acceptance of such deletion. In the event of such objection, Landlord and Tenant shall attempt in good faith to resolve the operational problems created, and if Landlord and Tenant cannot agree upon a resolution within sixty (60) days after Tenant's objection, Landlord shall either (i) withdraw such Area B Deletion Notice, or
(ii) elect to withdraw all of Area B. The deletion(s) of the applicable portion(s) (or all) of the Area B from the leased premises shall occur on the later of the *** from the date of the Area B Deletion Notice or the termination date specified in the Area B Deletion Notice(s), but in no event prior to ***.

                           (b) As to that portion of the leased premises
included within Area C, Landlord may at any time and from time to time upon not less than two (2) years' written notice (the "AREA C DELETION NOTICE"), elect to remove such portion(s) of Parcel C as Landlord may require for inclusion within the Open Space Spine along Jeffrey Road; provided, however, that Landlord will use commercially reasonable efforts to plan and implement the Open Space Spine in a manner that will minimize the effect on Tenant's operations on the leased premises so long as such efforts do not have any material impact or restriction on Landlord's overall planning of long range development of the area or its negotiations with the City of Irvine. Tenant may, from time to time, request information from Landlord concerning the status of such Open Space Spine, and Landlord shall reasonably cooperate in providing such information. Tenant acknowledges that the Open Space Spine must average 300 feet in width between the I-5 and the Preservation Area in the Lomas de Santiago Ridge. The deletion(s) of the applicable portion of Area C from the leased premises shall occur on the later of *** from the date of the Area C Deletion Notice or the termination date specified in the Area C Deletion Notice(s).

                  8.2 DELETION REGARDING INFRASTRUCTURE IMPROVEMENTS. Landlord shall have the right to delete from the leased premises or to grant non-exclusive easements to third persons over such portions of the leased premises as may be necessary:

                           (a) For making improvements to the Hicks Canyon Wash,
which improvements may include pedestrian, bicycle and/or equestrian trails adjacent to the wash, or for the purpose of realigning the Hicks Canyon Wash; provided that the improvements or realignment shall be located southerly or northerly of the existing channel, or both, but at any given point said improvements or realignment shall not encroach more than fifty (50) feet south from the presently existing southern boundary of said wash;


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                           (b) For making improvements to or minor realignments
of other existing drainage facilities within the leased premises; or

                           (c) For installing underground sewer, storm drain,
electrical, water or other utilities.

Notwithstanding the foregoing, said property shall not be deleted from the leased premises and said easements shall not be granted, if Tenant reasonably determines that such deletion or easement may cause material damage or disruption to Tenant's Property or Tenant's operations on the remaining leased premises. Tenant hereby agrees to cooperate with Landlord in effectuating any such deletion or grant, so long as Landlord pays or reimburses Tenant for any costs incurred by Tenant with respect thereto.

                  8.3 DELETION OF PROPERTY UPON PHASE-OUT OF OPERATIONS BY TENANT. Landlord and Tenant hereby acknowledge that a significant amount of time is necessary to wind up Tenant's operations on the leased premises. Tenant plans to wind up its operations in phases. Tenant and Landlord hereby agree to cooperate with each other in deleting from the leased premises property that is no longer being used by Tenant in its operations as early as reasonably possible.

                  8.4 PORTOLA PROPERTY. The Portola Property has previously been deleted from the leased premises (see Addendum No. 18 to Ground Lease dated June ___, 1992 and Addendum No. 20 to Ground Lease dated April 19, 1996, both of which amended the 1968 Lease). Upon the commencement of the construction of the Portola street project on the Portola Property, Tenant agrees to grant Landlord a temporary construction license on portions of the leased premises adjacent to the Portola Property; provided that no construction staging shall be conducted on such licensed property. The terms of the license and the portions of the leased premises subject to the license shall be mutually satisfactory to Landlord and Tenant. Tenant and Landlord agree to adjust the description of the Portola Property as necessary based upon final construction of the Portola Parkway road improvements.

                  8.5 QUITCLAIM DEED. As property is deleted from the leased premises, Tenant shall, upon request by Landlord, provide such quitclaim deeds or other instruments as may be reasonably requested by Landlord to evidence such deletion.

         9. WAIVER OF PRESCRIPTIVE CLAIMS. Tenant hereby covenants and agrees to and does hereby waive any and all claims Tenant may have to any prescriptive rights in that certain road and V ditch located along the westerly portion of the leased premises.

         10. GENERAL CONDITIONS. The General Conditions to Ground Lease attached hereto are by this reference incorporated herein and made a part hereof.

                            (Signature Page Follows)

              [SIGNATURE PAGE TO AMENDED AND RESTATED GROUND LEASE]


         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Ground Lease, as of the day and year first above written.

"LANDLORD"                                         "TENANT"

THE IRVINE COMPANY,
A Michigan corporation,                            HINES HORTICULTURE, INC.,
dba Irvine Land Management                         a California corporation


By:/S/  CHICK C. WILLETTE                          By:/S/  E.G. SUMMERS
   -----------------------------------------          --------------------------
       Chick C. Willette                           Title:  GENERAL MANAGER
       President, Irvine Land Management, a              -----------------------
       division of The Irvine Company


By:/S/  PETER CHANGALA
   -----------------------------------------
      Peter Changala, Assistant
      Secretary, The Irvine Company

                       GENERAL CONDITIONS TO GROUND LEASE

         The following General Conditions to Ground Lease are incorporated in and made a part of the foregoing Amended and Restated Ground Lease as though fully set forth at length therein, to wit:

                                    ARTICLE I

                               TENANT'S OPERATIONS
                               -------------------

         1.1 PERMITTED USE. During the term of this Lease, the leased premises and all improvements constructed and maintained thereon shall be used by the Tenant for the use specified and for no other use or purpose. Tenant shall not use or permit any other person to use said leased premises, or any part thereof, for any purposes tending to injure the reputation thereof or for any improper or offensive use or to constitute a nuisance; and Tenant shall at all times during said term conform to and cause all persons using or occupying any part of said premises to comply with all public laws, ordinances and regulations from time to time applicable thereto and to all operations thereon.

                                   ARTICLE II

                              TENANT'S IMPROVEMENTS
                              ---------------------

         2.1 APPROVAL REQUIRED. No building or structure (other than structures having no foundation), the plans, specifications and proposed location of which have not first received the written approval of Landlord as provided in Section
2.2 below, or which does not comply with such approved plans, specifications and locations, shall be constructed or maintained on the leased premises. No material addition to or alteration of any building or structure erected on the leased premises and regarding which Landlord's approval would be required above if constructed pursuant hereto shall be commenced unless and until plans and specifications covering the exterior of the proposed addition or alteration shall have been first submitted to and approved by Landlord in the manner above provided. When the construction of any building or other structure on the leased premises, or any addition thereto or alteration thereof, is commenced, the same shall be prosecuted with reasonable diligence to completion, and shall comply with all public laws, ordinances and regulations applicable thereto and shall be constructed and completed at the sole cost and expense of Tenant and without any cost, expense or liability of Landlord whatsoever.

         2.2 APPROVAL OF PLANS. Before Tenant commences the construction the any improvements on the leased premises which require approval under Section 2.1, Tenant shall deliver to Landlord for its approval two (2) complete sets of construction plans and specifications for the exterior of said improvements, prepared by a licensed architect or licensed engineer, including, but not limited to, grading and drainage plans and soils report as provided under
Article IV hereinbelow, a plot plan showing the proposed location of said improvements, all utilities and service connections and all places of ingress and egress to public streets and roads and plans for outdoor signs, lighting and landscaping; provided, however, if such improvements do not require a building permit from the applicable governmental agency, then Tenant may submit for approval, rather than construction plans and specifications prepared by a licensed architect or licensed engineer, such other plans, plots or information as shall reasonably reflect and describe the planned improvement. If approved, such approval shall be endorsed by Landlord upon said plans, specifications and plot plan within thirty (30) days from the receipt thereof, one (1) set of which shall be retained by it. If Landlord does not approve such plans and specifications, Landlord shall within thirty (30) days from the receipt thereof notify Tenant of its reasons for not approving said plans and specifications.

         2.3 NATURE OF LANDLORD'S APPROVAL. The approval by Landlord of any plans and specifications refers only to the conformity of such plans and specifications to the general architectural plan for the leased premises and neighboring land of the Landlord; such plans and specifications are not approved for architectural or engineering design and Landlord; by approving such plans and specifications, assumes no liability or responsibility therefor or for any defect in any structure constructed from such plans or specifications.

                                   ARTICLE III

                                      SIGNS
                                      -----

         3.1 APPROVAL OF SIGNS REQUIRED. Tenant may, at its expense, erect on the leased premises such signs and exterior display and storage areas and provide such exterior lighting as shall be provided in the plans and specifications for the improvements approved under Article II above, but Tenant shall not thereafter erect or maintain any other or additional signs or exterior displays or storage areas or any other exterior lighting on said land without the prior written approval and consent of the Landlord.

                                   ARTICLE IV

                        CONDITIONS OF THE LEASE PREMISES
                        --------------------------------

         4.1 TENANT TO EVALUATE SOIL CONDITION. It is understood and agreed that Tenant, prior to any construction under the Original Lease or this Lease, has made, or prior to any construction hereunder will make, its own tests to ascertain the amount and extent of the present fill and/or any subsurface or soil condition upon or in connection with the leased premises and that this Lease is made subject to and without liability because of or resulting from any fill or any subsurface or soil condition upon or in connection with the leased premises.

         4.2 APPROVAL OF GRADING PLANS. Prior to the commencement of any grading on the leased premises which involve the cut or fill of more than 2,000 cubic yards of soil in any given one (1) acre area of the leased premises, Tenant shall submit grading and drainage plans to the Landlord for its approval as provided under ARTICLE II hereof, showing the existing topography, proposed cut and fill and proposed finished grade together with calculations of anticipated run-off and points of concentration. Tenant shall not in any event perform grading on the leased premises which affects drainage in violation of Section
4.3 below.

         4.3 DRAINAGE. Tenant shall not drain or discharge water from the leased premises on to adjoining premises except pursuant to drainage courses existing as of the date hereof, and Tenant shall in all cases use its best efforts to cause drainage from the leased premises to cause no detrimental effect on adjoining properties. Tenant shall not change the drainage from the leased premises in any material way, including any increase in volume or velocity of flow, without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed so long as (a) such change complies with all applicable discharge permits issued by the County of Orange, and (b) such change does not violate the other provisions of this Lease, including Section 7 of the Lease to which these General Conditions are attached.

                                    ARTICLE V

                                      TAXES
                                      -----

         5.1 TENANT TO PAY TAXES. In addition to the rentals hereinabove provided, Tenant shall pay and discharge all taxes, general and special assessments and other charges of every description which during the term of this Lease may be levied upon or assessed against the leased premises and all interests therein and all improvements and other property thereon, whether belonging to Landlord or Tenant, or to which either of them may become liable in relation thereto ("TAXES"), not later than thirty (30) days prior to the delinquency date thereof; provided that, however, Tenant shall not be liable for any increases in Taxes that result from changes in ownership in the fee interest in the leased premises or from the creation of any new Mello-Roos or Assessment District which is formed on or after the date hereof. For purpose of this Lease, the term "change in ownership" shall have the same definition as in California Revenue and Taxation Code Sections 60-62, or any amendment or successor statutes to those sections; provided, however, if any change of ownership is deemed to have occurred by reason of this Lease or any amendment hereto, Tenant shall nevertheless pay all such increased Taxes. Tenant hereby agrees to protect and hold harmless Landlord and the leased premises and all improvements in, on or about the same from all liability for any and all such Taxes payable by Tenant pursuant to this Section and from any sale or other proceeding to enforce payment thereof. During said term, Tenant shall cause all taxes, assessments and other charges levied upon or imposed upon any personal property situated in, on or about the leased premises to be levied or assessed separately from the leased premises and not as a lien thereon.

         5.2 PRORATIONS. All such taxes and assessments for the last year of this Lease shall be prorated between the Landlord and Tenant on the basis of a tax fiscal year commencing July 1 and ending June 30.

         5.3 UNSEGREGATED TAXES. If the leased premises is assessed for taxation purposes with other lands of the Landlord, until the leased premises is separately assessed, all real estate taxes and assessments imposed upon the entire block in which the leased premises is a part shall be prorated and the Tenant shall pay that portion that the area of the leased premises hereunder bears to the total area of all land within the assessment block.

                                   ARTICLE VI

                                    UTILITIES
                                    ---------

         6.1 TENANT RESPONSIBLE FOR UTILITIES. Tenant shall determine the availability of and shall, at its sole cost and expense, cause to be installed in, on or about the leased premises, all facilities necessary to supply thereto all water, sewage, gas, electricity, telephone and other like services required in Tenant's operations hereunder, and during the term hereof, Tenant agrees to pay all charges and expenses in connection therewith and to protect Landlord and said land therefrom.

         6.2 LANDLORD'S CONSENT REQUIRED FOR UTILITY INSTALLATIONS. Tenant shall not enter into any contract or agreement with any city, the County of Orange, or any governmental agency or body or public utility with reference to sewer lines or connections, water lines or connections, street improvements, including, but not limited to, curbs, gutters, parkways and street lighting, or utility connections, lines or easements without the prior written consent of Landlord.

                                   ARTICLE VII

                               REPAIRS AND UPKEEP
                               ------------------

         7.1 LANDLORD NOT OBLIGATED. Landlord shall not be required or obligated to make any changes, alterations, additions, improvements or repairs in, on or about the leased premises, or any part thereof, during the term of this Lease.

         7.2 TENANT TO MAINTAIN. At all times during said term, Tenant shall, at its cost and expense, keep and maintain the leased premises and all improvements thereon and all facilities and appurtenant thereto in good order and repair and safe condition, and the whole of said land, improvements thereto and landscaping thereon in a clean, sanitary, orderly and attractive condition; and Tenant shall make any and all additions to or alterations or repairs in and about said land and the improvements thereon which may be required by and shall otherwise observe and comply with all public laws, ordinances and regulations from time to time applicable to the leased premises.

         7.3 MAINTENANCE OF UNDERPASS. The parties acknowledge that the County of Orange has assumed responsibility for the maintenance and repair of the pumping facilities for and structural integrity of the underpass under Jeffrey Road constructed by the County as part of the Foothill Circulation Phasing Plan road improvements described in Addendum No. 17 to Ground Lease dated March 30, 1992 (amending the 1968 Lease) until such time that the Lease, as it may be extended, amended or modified from time to time, is terminated or expires. In the event that the County fails or refuses to assume such maintenance and repair responsibilities, then, as between Landlord and Tenant, Tenant shall (a) perform any repairs, maintenance and other work as may be required by any applicable governmental agency, and (b) keep such facilities in a safe condition; provided, however, that the foregoing shall not be deemed or construed to be a waiver by Landlord or Tenant of any claims, demands or damages that Landlord or Tenant may assert against the County on account of the County's failure or refusal to assume or perform such maintenance and repair obligations.

                                  ARTICLE VIII

                             LANDLORD'S NONLIABILITY
                             -----------------------

         8.1 WAIVER AND INDEMNITY. Landlord and Landlord's divisions, subsidiaries, partners and affiliated companies (including but not limited to Irvine Valencia Growers), and its and their respective employees, officers, directors and shareholders, and its and their respective successors and assigns (collectively, the "INDEMNITEES") shall not be liable for any loss, damage or injury of any kind or character to any person or property arising from any use of the leased premises, or any part thereof under the Original Lease or this Lease, or caused by any defect in any building, structure or other improvement thereon or in any equipment or other facility therein, or caused by or arising from any act or omission of Hines or any of Hines' Representatives, or by or from any accident on said land or any fire or other casualty thereon, or occasioned by the failure Hines or any of Hines' Representatives to maintain the leased premises and all improvements thereon and facilities and appurtenances thereto in safe condition, or arising from any other cause whatsoever (collectively, the "DAMAGES"); and Tenant, as a material part of the consideration of this Lease, hereby waives on its behalf all claims and demands against Landlord and the other Indemnitees for any such loss Damages of Tenant, and hereby agrees to indemnify, defend and hold Landlord and the other Indemnitees entirely free and harmless from and against any loss, liability, damage, cost or expense (including attorneys' fees) or claim arising from any such Damages, whether incurred by Tenant, Landlord, the other Indemnitees or any other person. With respect to design, construction methods, materials, locations and other matters for which Landlord has given or will give its approval, recommendation or other direction, the foregoing waiver, indemnity and agreement to defend and hold harmless shall apply irrespective of Landlord's approval, recommendation or other direction. Notwithstanding anything to the contrary above, nothing contained in this Section shall operate to relieve any Indemnitee from any Damages ultimately established by a court of competent jurisdiction to have been caused solely by the active negligence or willful misconduct of such Indemnitee. It shall not be considered negligence or willful misconduct by any Indemnitee to have failed to install or provide flood control or similar type improvements to protect the leased premises (Tenant agrees that the foregoing is solely Tenant's responsibility). Tenant's covenants in this Section arising from or related to acts or occurrences during the term of this Lease or the Original Lease shall be binding on Tenant until the last to occur of such date as action against the Indemnitees is absolutely barred by an applicable statute of limitations or such date as all claims and actions for which indemnification may be claimed are fully and finally resolved and, if applicable, all compromises thereof and judgments and awards thereon are paid in full and the Indemnitees, and each of them, are reimbursed for all amounts paid by them in the compromises thereof and upon the judgments and awards thereon and in defense of such actions and claims, including actual attorneys' fees. If any action or proceeding shall be brought against an Indemnitee alleging any facts or circumstances for which Tenant is to provide indemnification and/or defense, Tenant, upon notice from the Indemnitee, shall defend the same at Tenant's expense by counsel approved in writing by such Indemnitee. Payment shall not be a condition precedent to recovery under any indemnification in this Lease, and a finding of liability or an obligation to indemnify shall not be a condition precedent to the duty to defend.

         TENANT ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         TENANT BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

                                   ARTICLE IX

                                    INSURANCE
                                    ---------

         9.1 LIABILITY INSURANCE. Tenant shall, at all times during the term of this Lease, maintain Comprehensive or Commercial General Liability Insurance on an "occurrence" basis, with reasonably acceptable deductibles, with a combined single limit for bodily injury and property damage of (a) *** , or (b) such increased amount as may be reasonably required from time to time by Landlord based upon a general increase in liability/insurance awards arising from situations similar or comparable to reasonably anticipated situations arising from Tenant's operations (but such increased amount under this subpart (b) shall not exceed the limit from time to time carried by Tenant), covering all liabilities arising out of the use of the leased premises by persons other than Landlord, including but not limited to contractual liability.

         9.2 WAIVER OF SUBROGATION. Tenant hereby waives all rights against Landlord and the other Indemnitees for any risk to the extent covered by Tenant's policies of insurance or required to be covered by Tenant's policies of insurance as set forth above.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

         9.3 ADDITIONAL INSURED. Landlord shall be included as additional insureds under the coverage specified in Section 9.1 above with the following provisions included within each applicable policy: "It is understood and agreed that coverage afforded by this Policy shall also apply to The Irvine Company, a Michigan corporation, and its divisions, subsidiaries, partners, shareholders and affiliated companies, and its and their respective officers, directors, shareholders, agents, representatives, employees and professional consultants and its and all of their respective successors and assigns, as additional insureds, but only with respect to (i) legal liability or claims caused by, arising out of or resulting from the acts or omissions of the named insured or others performing acts on behalf of the named insureds in connection with or related to the development, operation or use of the Leased Premises or (ii) legal liability or claims for which the named insured is liable without fault in connection with or related to the development, operation or use of such facility, including but not limited to any such acts, omissions, legal liability or claims relating to, work performed by or on behalf of the named insured on land of the additional insureds. This insurance is primary and any other insurance by such additional insureds is non-contributing with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others performed on behalf of the named insured, or for which the named insured is liable without fault."

         9.4 INSURANCE POLICIES. The insurance policy required under this
Article IX shall:

                  (a) Be issued by insurance carriers licensed and approved to do business in California, having a general policyholders rating of not less than an *** and financial rating of not less than *** in the most current Best's Insurance Report (provided, however, that so long as such carrier is an "admitted carrier" in the State of California ["admitted" by the California Department of Insurance], then a Best's rating of *** shall comply with the requirements of this Section);

                  (b) Contain a provision that the policy shall not be subject to material alteration to the detriment of Landlord or the other additional insureds or cancellation without at least thirty (30) days prior written notice be given to Landlord by registered mail;

                  (c) Provide that such policy or policies and the coverage evidenced thereby are primary and Landlord's insurance is noncontributing with such primary coverage; and

                  (d) Contain severability of interest and cross liability clauses.

         Tenant may provide the insurance described in this Article IX in whole or in part through a policy or policies covering other liabilities and projects of Tenant; provided, however, that any such policy or policies shall (i) allocate to this Lease the full amount of insurance required hereunder and (ii) contain, permit or otherwise unconditionally authorize the waiver contained in
Section 9.2 above, and provided further that any such policy or policies shall not otherwise impair the rights of Landlord or negate the requirements of this Lease.



------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

         9.5 EVIDENCE OF INSURANCE. Tenant shall at all times and from time to time provide to Landlord evidence of such insurance coverage. As evidence of specified insurance coverage, Tenant shall deliver certified copies of relevant policies or certificates issued by Tenant's insurance carrier acceptable to Landlord showing such policies in force for the specified period. Landlord has the right to review certified policies as reasonably necessary.

         9.6 SELF-INSURANCE. Tenant may elect to self-insure the insurance required to be carried by Tenant pursuant to this Lease as reasonably approved by Landlord in writing, PROVIDED Tenant complies with both the following:

                  (i) Maintains a net worth in excess of ***

                  (ii) Provides the same amounts, coverages, protection and payments by way of self-insurance as would be provided if Tenant were to obtain the insurance policies required in this Section 9; and

                  (iii) Provides to Landlord reasonable evidence of such self insurance plan adopted by Tenant's Board of Directors.

If Tenant elects to so self-insure, upon the occurrence of a casualty or of any damage or destruction or claim for which insurance proceeds would have been available pursuant to the insurance policies required to be maintained under this ARTICLE IX but for such election to self-insure, Tenant shall provide funds to replace the insurance proceeds which would have been available but for its election to so self-insure. Self-insurance funds committed for the purposes described in this Lease shall be subject to all provisions contained in this Lease with respect to the use, application, distribution or other disposition of insurance proceeds.

         9.7 INSURANCE DOES NOT LIMIT LIABILITY. Nothing in this Article IX shall limit or reduce Tenant's obligations or liabilities under the other provisions of this Lease, including but not limited to Article VIII above.

         9.8 PROPERTY INSURANCE PROCEEDS. Tenant shall be entitled to retain, after payments of amounts due any authorized encumbrancer, the proceeds from any fire or casualty insurance insuring Tenant's Property or any personal property of Tenant except to the extent required to perform clean-up or restoration to be performed by Tenant under this Lease relating to the damaged improvements or property.



------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                                    ARTICLE X

                                   RESTORATION
                                   -----------

         10.1 TENANT TO RESTORE. If during the term hereof any building or improvement on the leased premises, or any part thereof, shall be damaged or destroyed by fire or other casualty, Tenant shall, at its cost and expense, either (a) repair or restore the same according to the original plans thereof or to such modified plans as shall be previously approved in writing by Landlord, or (b) demolish and remove the remaining portions of the building or improvement which was damaged (including all foundations and utility facilities relating thereto) and restore the land to the condition required under ARTICLE XVI below. Any such work of repair or restoration under subpart (a) shall be commenced within one hundred twenty (120) days after the damage or loss occurs and shall be completed with due diligence but not longer than one (1) year after such work is commenced, and such work shall be otherwise done in accordance with all requirements of ARTICLE II of these General Conditions, and all insurance proceeds collected for such damage or destruction shall be applied to the cost of such repairs or restoration, and if such insurance proceeds shall be insufficient for said purpose, Tenant shall make up the deficiency out of its own funds. Should Tenant fail or refuse to make the repairs, restoration, demolition or removal as hereinabove provided, or if the authorized encumbrancer of Tenant, if any, after thirty (30) days' written notice by Landlord, shall fail or refuse to undertake and complete such work on behalf of Tenant, then in either of said events such failure or refusal shall constitute a default under the covenants and conditions hereof and all insurance proceeds so collected shall be forthwith paid over to and retained by Landlord on its own account and Landlord may, but shall not be required to, use and apply the same for and to the repair or restoration of said land, and Landlord may, at its option, terminate this Lease as elsewhere provided herein.

         10.2 DAMAGE IN LAST FIVE YEARS. Notwithstanding anything to the contrary contained in the preceding paragraph, if during the last five (5) years of the term hereof any building erected on said land shall be damaged by fire or other casualty and if (a) the loss of such building shall have a material adverse impact upon Tenant's operations on the leased premises, and (b) the cost of repairing or restoring the same shall exceed the insurance proceeds payable for such damage by more than $100,000, then Tenant shall have the option, to be exercised within thirty (30) days after such event, (1) to repair or restore said building as hereinabove provided, or (2) subject to the prior written consent of the authorized encumbrancer, if any, to terminate this Lease by written notice thereof to Landlord, which option to terminate shall be conditioned as follows: (i) Tenant shall, at its expense, within ninety (90) days after the damage occurs, tear down and remove all parts of said building and other improvements then remaining and the debris resulting from such fire or other casualty and otherwise clean up and restore the leased premises to the condition required under ARTICLE XVI below, and (ii) within ten (10) days after the completion of said clean-up and restoration Tenant shall surrender to Landlord possession of said land, cleaned up and restored as aforesaid, and shall pay to Landlord any rent accruing to the date of such surrender and Tenant's prorata share of all unpaid taxes and assessments that then shall have become a lien upon said premises, and (iii) thereupon, but not before, said Lease shall terminate. The insurance proceeds collected and paid for such damage, to the extent available for said purposes, shall be applied first to pay the then balance due an authorized encumbrancer, if any, second to the cost of such clean-up and restoration, and the unexpended balance thereof, if any, shall be paid to Tenant (see also Section 9.8 above).

                                   ARTICLE XI

                                LIENS AND CLAIMS
                                ----------------

         11.1 MECHANICS LIENS. Tenant shall not suffer or permit to be enforced against the leased premises, or any part thereof, any mechanics', materialmen's, contractors' or subcontractors' liens arising from or any claim for damage growing out of the work of any construction, repair, restoration, replacement or improvement, or any other claim or demand howsoever the same may arise, but Tenant shall pay or cause to be paid all of said liens, claims or demands before any action is brought to enforce the same against said land; and Tenant agrees to indemnify and hold Landlord and said land free and harmless from all liability for any and all such liens, claims and demands, together with reasonable attorneys' fees and all costs and expenses in connection therewith. Notwithstanding anything to the contrary hereinabove contained in this ARTICLE XI, if Tenant shall in good faith contest the validity of any such lien, claim or demand, then Tenant shall, at its expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the leased premises, upon the condition that if Landlord shall require, Landlord shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien, claim or demand indemnifying Landlord against liability for the same, and holding the leased premises free from the effect of such lien or claim or if Landlord shall request, Tenant shall procure and record the bond provided for in Section 1193-2 of the California Code of Civil Procedure, or any comparable statute hereafter enacted providing for a bond freeing the leased premises from the effect of such lien or claim or action thereon.

         11.2 TENANT'S OBLIGATION TO BOND. Before the commencement of any work or construction of any building, structure or other improvement on the leased premises, or of any substantial repairs, alterations, additions, replacement or restoration in and about said premises as herein provided, Tenant shall give to Landlord written notice thereof, specifying the nature and location of the intended work and the expected date of commencement thereof. At the request of Landlord, Tenant shall, prior to the commencement of any such work, deposit with Landlord a certificate or other evidence satisfactory to Landlord that Tenant has furnished a bond in favor of Landlord, with a surety approved by Landlord, guaranteeing the completion of said work free and clear of all subcontractors', mechanics' and materialmen's liens. Landlord reserves the right at any time and from time to time to post and maintain on said land such notices as may be necessary to protect Landlord against liability for all such liens and claims.

                                   ARTICLE XII

                             LANDLORD PAYING CLAIMS
                             ----------------------

         12.1 LANDLORD'S RIGHT TO PAY. In the event Tenant shall fail to pay and discharge or cause to be paid or discharged, when due and payable, any tax, assessment or other charge upon or in connection with the leased premises, or any lien or claim for labor or material employed or used in or any claim for damages arising out of the construction, repair, restoration, replacement, maintenance and use of said land and the improvements thereon, or any judgment on any contested lien or claim, or any insurance premium or expense in connection with said land and improvements, or any other claim, charge or demand which Tenant has agreed to pay or cause to be paid under the covenants and conditions of this Lease, and if Tenant, after thirty (30) days' written notice from Landlord so to do, shall fail to pay and discharge the same, then Landlord may, at its option, pay any such tax, assessment, insurance expense, lien, claim, charge or demand, or settle or discharge any action therefor, or judgment thereon, and all costs, expenses and other sums incurred or paid by Landlord in connection with any of the foregoing, shall be paid by Landlord upon demand, together with interest thereon at the rate of *** per annum from the date incurred or paid, and any default in such repayment shall constitute a breach of the covenants and conditions of this Lease.

                                  ARTICLE XIII

                           ASSIGNMENTS AND SUBLETTING
                           --------------------------

         13.1 CONSENT REQUIRED. Except for a permitted transfer as described in
Section 13.4 below, Tenant shall not encumber, assign or otherwise transfer this Lease, or any right or interest hereunder, or in or to any of the improvements that hereafter may be constructed or installed on the leased premises, and Tenant shall not sublet said premises in whole or in part, without the prior written consent and approval of Landlord. No such encumbrance, assignment or other transfer, whether voluntary or involuntary, by operation of law, under legal process, through receivership or bankruptcy, or otherwise, and no such subletting, shall be valid or effective without such prior written consent and approval. If Tenant or any permitted successor tenant is a corporation whose stock is NOT traded on a state or national stock exchange, or is an unincorporated association, partnership or limited liability company, and their occurs a transfer, assignment or hypothecation, whether in one transaction or a series of transactions, of any stock or interest in such corporation, association, partnership or limited liability company in the aggregate of in excess of ***, then except as provided in Section 13.4 below, such transfer shall be deemed as assignment within the meaning and provisions of this Article. Transfers of stock or interests among shareholders and/or partners existing as of the date of execution of this Lease or as of the date of any transfer



------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

approved by Landlord shall not be included for purposes of determining whether there has been a transfer of stock or interest in a corporation, association, partnership or limited liability company in excess of ***. Should Tenant attempt to make or suffer to be made any such encumbrance, assignment, transfer or subletting, except as aforesaid, or should any right or interest of Tenant under this Lease be attached, levied upon or seized under legal process and the same shall not be released within ten (10) days therefrom, or should a receiver be appointed to take possession of the leased premises or the operations of Tenant thereon, or should Tenant be adjudged bankrupt or insolvent and Tenant shall not have been discharged therefrom within thirty (30) days, then any of the foregoing events shall be deemed a breach of the conditions and restrictions of this Lease forthwith by written notice, and upon such termination this Lease shall cease and end and thenceforth by of no further force or effect, except as hereinafter otherwise provided. Should Landlord consent to any such encumbrance, assignment, transfer or subletting, none of the restrictions of this paragraph shall be thereby waived, but the same shall apply to each successive encumbrance, assignment, transfer or subletting hereunder, if any, and shall be severally binding upon each and every encumbrancer, assignee, transferee, subtenant and other successor in interest of Tenant. No encumbrance, assignment, transfer (including any permitted transfer under Section 13.4), or subletting shall release Tenant from its obligations under this Lease.

         13.2 INCREASE IN MINIMUM ANNUAL RENTAL. Except as provided in Section
13.4 below, in the event of any assignment of the Lease or any subletting of a material portion of the leased premises, the Minimum Annual Rental shall as of the date of such assignment be increased to the greater of (a) *** of the average total rental (Minimum Annual Rental and Percentage Rental) for the first 12 months of the 24 month period preceding the date of such assignment or subletting, or (b) the Minimum Annual Rental as of the commencement of the term of this Lease increased by the percentage increase in the "CPI" (as defined in Section 13.3 below) from the date hereof to the date of such assignment or subletting. If such increase in Minimum Annual Rental represents an increase of more than *** of the Minimum Annual Rental existing immediately prior to such escalation, then Tenant shall have the right to elect, by written notice to Landlord within thirty (30) days after notice of such rent increase, to terminate this Lease within *** of such notice of rent escalation (and in the event of such election to terminate, Tenant shall prior to such termination, remove all of Tenant's Property from the leased premises (but excluding the School Property)). In the event Tenant gives a termination notice under this
Section 13.2, then Landlord may, within thirty (30) days after receipt of such notice elect to prevent such termination by agreeing in writing to limit the increase of Minimum Annual Rental to *** of the previously existing Minimum Annual Rental, and failure to so elect shall be deemed Landlord's election to accept Tenant's termination.

         13.3 TRANSFER FEE. If the Landlord consents to an assignment or transfer by Tenant of all or a portion of Tenant's interest under this Lease, Tenant shall pay, or cause to be paid, a transfer fee of *** (increased by the percentage increase in the Consumer Price Index, All Items, All Urban Consumers, Los Angeles-Anaheim-Riverside (1982-84 = 100) (the "CPI") from the date hereof to the date of such consent); provided, however, that such transfer fee shall not be payable upon Landlord's consent to a transfer or assignment of Tenant's interest hereunder as security for a loan.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

         13.4 PERMITTED TRANSFERS. The following assignments or transfers by Tenant shall not require the prior approval of Landlord under Section 13.1 and shall not precipitate an increase in Minimum Annual Rental under Section 13.2:

                  (a) An assignment of Tenant's interest under this Lease as part of an assignment of substantially all of Tenant's assets to a single transferee in a merger or similar corporate reorganization (including an asset transfer constituting a part of any such corporate reorganization);

                  (b) If Tenant is a corporation, any transfer of stock of Tenant pursuant to a registered public offering and subsequent transfers of such shares;

                  (c) If Tenant is a corporation whose stock is traded on a state or national exchange, any transfer of such stock; or

                  (d) So long as (i) Tenant is Hines Horticulture, Inc., a California corporation, or a successor by merger or similar corporate reorganization (including, without limitation, a successor pursuant to a transaction of a nature described in Section 13.4(a) above), and (ii) the value of Tenant's interest under this Lease and the personal and other property located at the leased premises do not constitute more than 50% of the value of all of Tenant's assets at the time of such transfer (and the transfer is not part of a transaction which when consummated will result in a violation of the foregoing limitation), any transfer of stock of such corporation.

                                   ARTICLE XIV

                                  ENCUMBRANCES
                                  ------------

         14.1 LANDLORD'S CONSENT REQUIRED. Notwithstanding the provisions of
ARTICLE XIII above, if requested by Tenant, Landlord agrees to execute its written consent to an assignment of this Lease to a trustee under a deed of trust (herein called "trust deed") for the benefit of a lender (herein called "encumbrancer"), upon and subject to the following covenants and conditions:

                  (a) Said trust deed and all rights acquired thereunder shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights and interests of the Landlord hereunder, except as herein otherwise provided;

                  (b) In the event of any conflict between the provisions of this Lease and the provisions of any such trust deed, the provisions of this Lease shall control;

                  (c) The prior written consent of Landlord shall not be required:

                           (1) To a transfer of this Lease at a foreclosure sale
under the trust deed, judicial foreclosure, or an assignment in lieu of foreclosure; or

                           (2) To any subsequent transfer by the encumbrancer
(i) if the encumbrancer is B.T. Commercial Corporation, any of its successors or assigns, or an established bank, savings and loan association or insurance company, and (ii) is the purchaser at such foreclosure sale;

provided that in either such event that encumbrancer forthwith gives notice to the Landlord in writing of any such transfer setting forth the name and address of the transferee, the effective date of such transfer and the express agreement of the transferee assuming and agreeing to perform all of the obligations under this Lease, together with a copy of the document by which such transfer was made; and the payment to Landlord of a transfer fee of *** (increased by the percentage increase in the CPI from the date hereof to the date of such consent) in lieu of the transfer fee as provided under ARTICLE XIII above.

         Any transferee under the provisions of subparagraph (c)(1) above shall be liable to perform the obligations of the Tenant under this Lease only so long as such transferee holds title to the leasehold. Any subsequent transfer of the leasehold hereunder shall not be made without the prior written consent of the Landlord and shall be subject to the conditions relating thereto as set forth in
ARTICLE XIII above.

                  (d) Upon and immediately after the recording of the trust deed, Tenant, at Tenant's expense, shall cause to be recorded in the office of the Recorder of Orange County, California, a written request executed and acknowledged by Landlord for a copy of any notice of default and of any notice of sale under the trust deed as provided by the statutes of the State of California relating thereto. Concurrently with the execution of said consent, Tenant shall furnish to Landlord a complete copy of the trust deed and note secured thereby, together with the name and address of the holder thereof. No such encumbrance shall be valid or effective unless and until Landlord shall execute its written consent thereto as hereinabove in this ARTICLE XIV provided.

         Landlord agrees that it will not terminate this Lease because of any default or breach hereunder on the part of Tenant if the encumbrancer under such deed of trust, within sixty (60) days after service of written notice on the encumbrancer by Landlord of its intention to terminate this Lease for such default or breach, shall:

                           (1) Cure such default or breach if the same can be
cured by the payment or expenditure of money provided to be paid under the terms of this Lease, or if such default or breach is not so curable, cause the trustee under the trust deed to commence and thereafter to diligently pursue to completion steps and proceedings for the exercise of the power of sale under and pursuant to the trust deed in the manner provided by law; and


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                           (2) Keep and perform all of the covenants and
conditions of this Lease requiring the payment or expenditure of money by Tenant until such time as said leasehold shall be sold upon foreclosure pursuant to the trust deed or shall be released or reconveyed thereunder;

provided, however, that if the holder of the trust deed shall fail or refuse to comply with any and all of the conditions of this paragraph, then and thereupon Landlord shall be released from the covenant of forbearance herein contained.

         Any notice to the encumbrancer provided for in this paragraph may be given concurrently with or after Landlord's notice of default to Tenant as hereinafter provided in ARTICLE XV.

                                   ARTICLE XV

                              DEFAULT AND REMEDIES
                              --------------------

         15.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                  (a) Failure by Tenant to make any payment of rent or other payment or charge required to be made by Tenant hereunder, as and when due, ***;

                  (b) Failure by Tenant to perform any other express or implied covenants or provisions herein contained (other than any breach under the Article entitled "Assignments and Subletting" for which immediate notice of termination may be given) where such failure continues for *** after written notice thereof from Landlord to Tenant specifying the particulars of such default; provided, further, that if the nature of Tenant's default is such that more than *** are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said *** period and thereafter diligently prosecute such cure to completion; provided, however, that any such notice, as well as any other notice of any default whether for failure to pay rent or otherwise, shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161, as amended; or

                  (c) Tenant's (i) application for, consent to, or suffering of the appointment of a receiver, trustee or liquidator for all or for a substantial portion of its assets, (ii) making a general assignment for the benefit of creditors, (iii) admitting in writing its inability to pay its debts or its willingness to be adjudged a bankrupt or the subject of relief or protection under the Bankruptcy Act (Title II of the United States Code; 11 U.S.C. 101 et seq., as amended from time to time) or any similar law, whether federal, state or otherwise for the relief or protection of debtors (collectively, the "Bankruptcy Laws"), (iv) becoming unable to or failing to pay its debts as they mature, (v) being adjudged a bankrupt or the subject of relief or protection under the Bankruptcy Laws, (vi) filing a voluntary petition or suffering an involuntary petition under the Bankruptcy Laws or any other bankruptcy, arrangement, reorganization or insolvency law (unless in the case of an involuntary petition, the same is dismissed within thirty (30) days of such filing), (vii) convening a meeting of its creditors or any class thereof for purposes of effecting a moratorium, extension or composition of its debts, or
(viii) suffering or permitting to continue unstayed and in effect for ten (10) consecutive days any attachment, levy, execution or seizure of all or a substantial portion of Tenant's assets or of Tenant's interest in this Ground Lease.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

         15.2 REMEDIES. Upon the occurrence of any of such events of default, and in addition to any or all other rights or remedies granted Landlord hereunder or by law, Landlord may exercise the following remedies at its sole option:

                  (a) TERMINATION. Landlord may terminate this Lease and the rights of Tenant hereunder by written notice to Tenant or any other lawful means, in which event this Lease and all rights of Tenant shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

                           (i) The worth at the time of award of the unpaid rent
which had been earned at the time of termination;

                           (ii) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                           (iii) The worth at the time of award of the amount by
which the unpaid rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; and

                           (iv) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Ground Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorney's fees, and any other reasonable costs.

         The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at *** per annum from the dates such amounts accrued to Landlord. The worth at the time of award of the amount referred to in subparagraph (iii) above shall be computed by discounting such amount at *** above the discount rate of the Federal Reserve Bank of San Francisco at the time of award. For purposes of determining the unpaid rent after termination, the rent shall be equal to the Minimum Annual Rental which would be due and payable under Section 5 of the Lease plus the average Percentage Rental which was payable for the first 24 months of the 36 month period preceding the termination, (and in the event of such termination such total amount of Minimum Annual Rental plus Percentage Rental shall be considered fixed rental for the period after the termination).


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                  (b) RELETTING. Without terminating or effecting a forfeiture of this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord's election to do so, Landlord may, but need not, re-enter the leased premises, remove all persons therefrom and relet the leased premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and rental as Landlord in its sole discretion may deem proper. The rent or other proceeds received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Minimum Annual Rental due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any repairs to the leased premises; fourth, to the payment of Minimum Annual Rental due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder. Should the rent for such reletting, during any month for which the payment of rent is required hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting, including the costs of repairs to the leased premises, not covered by the rentals received from such reletting. Such payments by Tenant shall be due at the times provided in this Lease, and Landlord need not wait until the termination of this Lease to recover them by legal action or in any other manner. If Landlord relets the leased premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it for such reletting against amounts due from Tenant hereunder to the extent such proceeds compensate Landlord for nonperformance of any obligation of Tenant hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Tenant, nor shall Tenant have any right to collect any such proceeds. Landlord shall not by any re-entry or other act be deemed to have accepted any surrender by Tenant of the leased premises or Tenant's interest therein, or be deemed to have terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein. Notwithstanding any reletting by Landlord because of any default by Tenant, without termination of this Lease, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

         15.3 NO OBLIGATION OR LIABILITY OF LANDLORD. If Landlord shall elect to re-enter the leased premises, Landlord shall not be liable for any damages by reason of such re-entry except with respect to any active negligence or willful misconduct of Landlord.

         15.4 LIABILITY FOR FAILURE TO VACATE. In the event Tenant fails to vacate the leased premises in the manner and at the time required under this Lease, including but not limited to a vacation upon any termination under this
Article XV or any deletion of a portion of the leased premises under Section 8 of the Lease to which these General Conditions are attached, Tenant shall indemnify and hold Landlord harmless from all losses, damages, costs and claims incurred by Landlord and arising from or related to such failure to vacate by Tenant.

         15.5 CUMULATIVE RIGHTS. The rights and remedies reserved to Landlord hereunder, including those not specifically described, shall be cumulative, and except as otherwise may be provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or separately.

         15.6 NO WAIVER. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder. The acceptance by Landlord of rent or any other payments hereunder shall not be a waiver of any preceding breach or default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent or any other payments accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance of such rent or any other payments, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or default.

         15.7 EXPENSES AND LEGAL FEES. If either party incurs any cost or expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover such costs and expenses from the other party. For purposes of this provision, in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if in any action or proceeding arising in connection with any default or alleged default by Tenant hereunder: (a) judgment is entered in favor of Landlord; or (b) prior to trial or judgment Tenant shall pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition, cease the act, or otherwise cure the omission claimed by Landlord to constitute a default by Tenant hereunder.

         15.8 LATE CHARGE. Tenant acknowledges that the late payment by Tenant to Landlord of rent or any other payment or charge will cause Landlord to incur costs which are extremely difficult and impracticable to determine. Such costs may include without limitation administrative staff time and attention, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any loan made to Landlord. Therefore, if any sum payable by Tenant under this Lease is not paid within *** of the date when due, Tenant shall pay to Landlord a sum of *** of the overdue payment as a late charge. Landlord and Tenant agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Such late charge shall be due and payable as provided herein in addition to, and not in lieu of, any interest due under Section 25.2 below.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

                                   ARTICLE XVI

                                     REMOVAL
                                     -------

         16.1 SURRENDER OF LEASED PREMISES. Subject to Sections 16.2 and 16.3 below, upon expiration of the term of this Lease or any earlier termination thereof, Tenant shall surrender to Landlord possession of the leased premises and all improvements constructed and installed thereon; and any of said personal property that is not removed from the leased premises as permitted or required below within thirty (30) days after the date of any termination of this Lease thereafter shall belong to Landlord without the payment of any consideration therefor.

         16.2 RIGHT TO REMOVE. Tenant shall have the right, but not the obligation, to remove any and all of Tenant's Property on or about the leased premises prior to the expiration or sooner termination of all or any portion of this Lease, subject to the following conditions:

                  (a) Tenant shall provide Landlord with a list, in writing, of those portions of Tenant's Property to be removed by Tenant and those portions of Tenant's Property to be abandoned not later than six (6) months prior to the termination of the Lease or deletion of property from the leased premises;

                  (b) Except as provided in Section 16.3(c) below, irrigation lines shall be either all removed or all abandoned as to the portion of the leased premises being deleted from the Lease and as to the entire remaining leased premises upon the termination or expiration of the Lease. ***

                  (c) Tenant shall have the right to remove gravel from the portion of the leased premises being deleted from the Lease or from the entire leased premises upon the termination or expiration of the Lease; provided that, if Tenant elects to remove any gravel, substantially all of the gravel shall be removed at Tenant's sole cost and expense. For purposes of this Section, the term "substantially all" shall mean a sufficient quantity of gravel so that (i) at least eighty percent (80%) of existing gravel is removed throughout the property area for which the Lease is being terminated; and (ii) the gravel remaining in any given area (not averaged over the entire property being deleted) shall not constitute more than fifty percent (50%) by volume of the dirt/gravel mixture in the top three (3) inches of material where gravel was placed; and

                  (d) If Tenant desires to remove only a portion of any other facility on the leased premises (such as a building) and said partial removal would render the remaining part of the facility less usable in any material respect, Tenant shall remove all or none of such facility. The provisions of this Section shall not apply to Tenant's trade fixtures, movable furniture, furnishings and equipment.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

         16.3 OBLIGATION TO REMOVE. Notwithstanding the provisions of Section
16.2 above, Tenant shall be obligated to remove the following portions of Tenant's Property from the leased premises upon the termination or earlier expiration of the Lease or from any property being deleted from the leased premises (but specifically excluding the School Property) upon the deletion of said property from the leased premises:

                  (a) The fertilizer injection system, water recycling system and filtration control system and any underground and above-ground tanks; provided that (i) Tenant shall repair any damage caused by such removal to an otherwise operable part of the irrigation system and (ii) nothing herein contained shall obligate Tenant to remove the existing water reservoir;

                  (b) All stored fertilizers, pesticides and other chemicals (including those stored in sacks or other containers), all residues contained in buildings and all storage containers;

                  (c) All transite or asbestos cement pipes placed on the property by Hines or Hines' Representatives. Tenant shall also loosely backfill (but shall not be required to compact) any trenches in which such transite or asbestos cement pipes were located. Notwithstanding the foregoing, except to the extent placed thereon by Hines or Hines' Representatives, Tenant shall in no event be obligated to remove any transite or asbestos cement pipes which were present on the "SCHOOL REPLACEMENT PROPERTY" (as defined in Addendum No. 18 to Ground Lease dated June ___, 1992, amending the 1968 Lease) or any additional acreage provided to Tenant under Section 2.2 of the Lease to which these General Conditions are attached at the time such property was made available to Tenant;

                  (d) Except regarding (i) gravel and non transite or asbestos cement pipes or irrigation lines (governed by Section 16.2 above) and (ii) "replacement improvements" (as hereinafter defined), all improvements, including buildings, structures and additions to existing improvements, which are constructed or placed by Tenant on the leased premises after the date of this Lease. Unless Landlord and Tenant agree in writing as to the description of existing improvements, Landlord shall obtain an aerial photograph of the leased premises dated in 1996 as close to the date hereof as reasonably practical, and the improvements shown on such photograph shall be deemed to exist on the leased premises as of the date hereof. For purposes of this subparagraph 16.3(d), the term "replacement improvements" shall mean all those buildings and other improvements constructed or placed upon the leased premises after the date hereof which are of a similar nature and cumulative size, to those buildings and other improvements which are removed by Tenant from the leased premises after the date hereof (provided Tenant cleans and removes all foundations, debris and other appurtenances relating to such removed buildings). In other words, if Tenant properly removes 10,000 square feet of shade houses after the date hereof, Tenant may construct up to 10,000 square feet of new shade houses after the date hereof and such shade houses would constitute "replacement improvements." Improvements subject to subparagraphs (a), (b) and (c) of this
Section 16.3 shall not under any circumstances be considered "replacement improvements."

                  (e) In the event of a termination under Section 13.2, then Tenant shall prior to such termination remove all of Tenant's Property. 16.4 QUITCLAIM. Upon the expiration of the term thereof, or any sooner termination of this Lease, Tenant agrees to execute, acknowledge and deliver to Landlord a proper instrument in writing, releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the leased premises and all improvements thereto.

                                  ARTICLE XVII

                              PAYMENTS AND NOTICES
                              --------------------

         17.1 METHOD OF GIVING NOTICE. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at its business office at 550 Newport Center Drive, Newport Beach, California 92660, or at such other place as Landlord may hereafter designate in writing. Any notice to be given by either of the parties hereto to the other hereunder may be delivered in person to an officer of Landlord, or to Tenant, or may be deposited in the United States mail in the State of California, duly registered or certified, with postage prepaid, and addressed to the party for whom intended as follows: To Landlord at its said business office, and to Tenant at the leased premises, or at such other address as either of the parties hereto may hereafter designate in writing. Service of any such written notice shall be deemed complete at the time of such personal delivery or within two (2) days after the mailing thereof as hereinabove provided. If more than one Tenant is named under this Lease, service of any notice upon any one of said Tenant as herein provided shall be deemed as service upon all of said Tenant.

                                  ARTICLE XVIII

                                 EMINENT DOMAIN
                                 --------------

         18.1 DEFINITION OF TERMS. The term "total taking" as used in this Article means the taking of the entire leased premises under the power of eminent domain or a taking of so much of said land as to prevent or substantially impair the conduct of Tenant's business thereon. The term "partial taking" means the taking of a portion only of said land which does not constitute a total taking as above defined.

         18.2 TOTAL TAKING. If during the term hereof there shall be a total taking by public authority under the power of eminent domain, then the leasehold estate of Tenant in and to the leased premises shall cease and terminate as of the date the actual physical possession thereof shall be so taken.

         18.3 PARTIAL TAKING. If during said term there shall be a partial taking of the leased premises, this Lease shall terminate as to the portion of said land taken upon the date upon which actual possession of said portion of said land is taken pursuant to said eminent domain proceedings but said Lease shall continue in force and effect as to the remainder of said land. The basic rental payable by Tenant for the balance of said term shall be abated in the ratio that the square footage ground area of the leased premises taken bears to the total ground area of said land at the time of such taking.

         18.4 ALLOCATION OF AWARD. All compensation and damages awarded for the taking of the leased premises or any portion thereof or interest therein, including any award for severance damages to the remaining portion of the leased premises, if any, shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold hereunder or for the value of any unexpired term of this Lease; provided, however, that Tenant shall be entitled to any award that may be made for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain in the removal of Tenant's fixtures, equipment and furnishings, or as a result of any alterations, modifications or repairs which may be reasonably required by Tenant in order to place the remaining portion of the leased premises not so condemned in a suitable condition for the continuance of Tenant's tenancy. The award of severance damages to Landlord shall not diminish any awards to which Tenant may be entitled under the preceding sentence. Except as specifically provided in this Section 18.4 and except with regard to any payment required from Landlord to Tenant under Section 8.2, Tenant hereby waives to the fullest extent permitted by law any right or entitlement to any compensation, damages, claim or award for, related to or arising out of any termination or withdrawal of a portion of the leased premises by Landlord under Sections 8.1 or 8.2 of the Lease (subject to the time periods and other conditions contained in such Sections 8.1 and 8.2), whether or not such termination or withdrawal was done by Landlord in connection with any taking or threat of taking by any public utility, agency or authority entitled to exercise any power of eminent domain or threat of taking.

         18.5 EFFECT OF TERMINATION. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Article, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the leased premises taken, shall be paid up to the date upon which actual physical possession shall be taken by the condemnor, and except as provided in Section
25.6 below the parties shall thereupon be released from all further liability under this Lease in relation thereto.

         18.6 VOLUNTARY CONVEYANCE. A voluntary conveyance by Landlord to a public utility, agency or authority under threat of a taking under the power of eminent domain in lieu of formal proceedings after the adoption of a resolution of necessity or similar action by the utility, agency or authority, and notwithstanding that Landlord may have cooperated fully or initiated negotiations with such public entity regarding such voluntary conveyance, shall be deemed a taking within the meaning of this Article XVIII.

                                   ARTICLE XIX

                      MINERAL AND WATER RIGHTS RESERVATIONS
                      -------------------------------------

         19.1 RESERVATIONS TO LANDLORD. Landlord reserves and excepts from all property leased hereunder unto itself, its successors and assigns, together with the exclusive right to grant and transfer all or a portion of the same:

                  (a) Any and all oil, oil rights, petroleum, minerals, mineral rights, natural gas rights, and other hydrocarbon substances by whatsoever name known, geothermal resources (as defined in California Public Resources Code, Section 6903), and all products derived from any of the foregoing, that may be within or under the land, together with the perpetual right of drilling, mining, exploring, prospecting and operating therefor and storing in and removing the same from the leased premises or any other land, including the right to whipstock or directionally drill and mine from lands other than those conveyed hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the leased premises, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines; without, however, the right to enter, drill, mine, store, explore and operate on or through the surface or the upper five hundred (500) feet of the subsurface of the leased premises; and

                  (b) Any and all water rights or interests therein, no matter how acquired by Landlord and owned or used by Landlord in connection with or with respect to the leased premises, together with the right and power to explore, drill, redrill, remove and store the same from the leased premises or to divert or otherwise utilize such water, rights or interests on any other property owned or leased by Landlord, whether such water rights shall be riparian, overlying, appropriative, percolating, littoral, prescriptive, adjudicated, statutory or contractual; but without, however, any right to enter upon the surface of the leased premises in the exercise of such rights.

                                   ARTICLE XX

                                  HOLDING OVER
                                  ------------

         20.1 NO RIGHT TO HOLD OVER. This Lease shall terminate and become null and void without further notice upon the expiration of the term specified, and any holding over by Tenant after the expiration of said term shall not constitute a renewal hereof or give Tenant any rights hereunder or in or to the leased premises, except as otherwise herein provided, it being understood and agreed that this Lease cannot be renewed, extended or in any manner modified except in writing signed by both parties hereto.

                                   ARTICLE XXI

                       OCCUPATIONAL SAFETY AND HEALTH ACT
                       ----------------------------------

         21.1 TENANT TO COMPLY. Tenant covenants at all times during the term of this Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ. and any analogous legislation in California (collectively, the "ACT"), to the extent that the Act applies to the leased premises and any activities thereon and without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the leased premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the leased premises.

                                  ARTICLE XXII

                              TRANSFER BY LANDLORD
                              --------------------

         22.1 TRANSFER BY LANDLORD. The term "LANDLORD" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall mean and include only the fee owner or owners at the time in question of the leased premises, and in the event of any transfer or transfers of the title to said land, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor), except as hereinafter provided, shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all covenants or obligations on the part of Landlord contained in the Lease thereafter to be performed; provided, however, that any funds in which Tenant has an interest which are in the hands of such Landlord or the then grantor at the time of such transfer shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor at the time of such transfer shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant, and provided further, however, that the grantee assumes and agrees in writing to be bound by each and every covenant of the grantor hereunder. It is intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

         No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with any deposit hereunder, unless such mortgagee or holder of such deed of trust or landlord shall have actually received the deposit.

         22.2 ATTORNMENT. In the event of the conveyance of the leased premises by foreclosure or deed in lieu of foreclosure, or in the event Landlord sells, conveys, assigns or otherwise transfers its interest in this Lease and the leased premises, Tenant hereby agrees to attorn to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

         22.3 SUBORDINATION BY TENANT. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any mortgages or deeds of trust that may hereafter be placed by Landlord upon the leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof; provided, that the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant and any applicable encumbrancer under Article XIV above in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever instruments may be required to carry out the intent of this Section in form reasonably acceptable to Tenant and Landlord.

                                  ARTICLE XXIII

                        HAZARDOUS MATERIALS; REMEDIATION
                        --------------------------------

         23.1 REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants to Landlord that to the best of Tenant's knowledge and belief:

                  (a) All fertilizer, pesticides, pre- and post-emergent weed killers, chemicals and other materials used, stored and/or placed or deposited on the leased premises or any property leased under the Original Lease by Hines or Hines' Representatives were used, placed and/or deposited in a manner and in amounts that were in compliance with Hazardous Materials Laws when such materials were used; and all fertilizers, pesticides, pre- and post-emergent weed killers, chemicals and other materials used by Hines or any of Hines' Representatives were permitted for use within the leased premises by Hazardous Materials Laws during the period in which they were used by such persons; and

                  (b) Hines or any of Hines' Representatives have not caused or precipitated, and there have not occurred, on or about the leased premises or any property leased under the Original Lease, any spills or discharges of fertilizers, pesticides, pre- or post-emergent weed killers, chemicals or other materials in levels or amounts which required at the time of such spill or discharge the filing of a report with any governmental agency pursuant to any Hazardous Materials Laws.

         23.2 OPERATIONS ON THE LEASED PREMISES. Tenant hereby covenants and agrees as follows:

                  (a) Tenant will use and will cause Tenant's Representatives to use only Permitted Agricultural Products and Permitted Petroleum Fuels;

                  (b) Tenant shall not install any new above-ground storage tanks on the leased premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and Tenant shall not install any new underground storage tanks on the leased premises; provided that existing underground storage tanks may be modified or retrofitted as necessary to comply with applicable federal, state and local laws, rules and regulations. Any storage tank installed by Hines or any of Hines' Representatives (including those installed prior to the date hereof) shall fully comply with all applicable governmental regulations, including those governing the construction of storage tanks, monitoring of storage tanks, record keeping, financial responsibility, release reporting and closure. Without limiting the generality of the foregoing, with regard to all tanks installed or used by Hines or any of Hines' Representatives on or about the leased premises or any property leased under the Original Lease, Tenant shall be responsible for, at its sole cost and expense, compliance with any financial responsibility requirements imposed by law, with the cost of installing all necessary monitoring equipment, and with the subsequent periodic inspection of each tank;

                  (c) Tenant shall not use any pre- or post-emergent weed killers or other soil sterilants which, in Tenant's reasonable and good faith judgment, would be expected to inhibit the growth of grass, plants or trees on the leased premises after the expiration of the Lease; and

                  (d) Tenant shall promptly take all actions lawfully required by any federal, state or local governmental agency with jurisdiction to remediate the leased premises, if such remediation is necessitated by the presence of Hazardous Materials or any other fertilizers, pesticides, pre- or post-emergent weed killers, chemical or other materials on the leased premises that are in violation of Hazardous Materials Laws, if such materials were placed or deposited on the leased premises or any property leased under the Original Lease by Hines or Hines' Representatives.

                  (e) Except for the proper storage and use of (i) Permitted Agricultural Chemicals; (ii) Permitted Petroleum Fuels; (iii) substances normally and customarily required for use in the operation of a nursery and offices which are used in accordance with applicable laws (other than weed killers, pesticides, petroleum products or fertilizers), Tenant and Tenant's Representatives shall not handle, place, hold, store, use or dispose of any Hazardous Materials on or under the leased premises;

                                  ARTICLE XXIV

                              ESTOPPEL CERTIFICATES
                              ---------------------

         24.1 CONTENTS AND EFFECT. Either Tenant or Landlord shall, at any time and from time to time, upon not less than thirty (30) days' prior written notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or, if there has been any modification hereof, that the same is in full force and effect as modified and stating the modification or modifications), (b) that the certifying party, to the actual knowledge of the identified employee or officer of the certifying party who is responsible for administering the Lease, is not in default, except as specified in such statement, in regard to any of its covenants or obligations under this Lease,
(c) the dates to which all sums payable as rental hereunder have been paid in advance, if any, and (d) such reasonable information (to the actual knowledge of such identified person) relating to this Lease as Landlord's or Tenant's lender, lienor, encumbrancer or purchaser may require. For purposes of this paragraph, "to a person's actual knowledge" shall mean knowledge of facts or circumstances known to such person at the time of certification without any duty of inspection, examination or inquiry. Tenant and Landlord each represents and warrants that any such statement delivered by it pursuant to this Article will be accurate and binding upon the entity providing such statement and may be relied upon by the person to whom it is addressed.

                                   ARTICLE XXV

                                  MISCELLANEOUS
                                  -------------

         25.1 PRORATIONS. All annual payments required to be made under the terms of this Lease which require proration shall be prorated on the basis of one twelfth (1/12th) of the amount for each full month and one-three hundred sixtieth (1/360th) of the amount for each day to be prorated.

         25.2 INTEREST ON LATE PAYMENTS. Any installment of rent accruing under the provisions of this Lease or any other payment which shall not be paid when due, shall bear simple interest at *** per annum. Interest which has accrued and remains unpaid shall annually be added to the principal amount due and shall itself bear interest. Acceptance of interest shall not constitute a waiver of any default or create any right to defer payments due hereunder.

         25.3 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent and other payments herein stipulated shall be deemed to be other than on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         25.4 WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or any subsequent similar act by Tenant. No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

         25.5 SURRENDER OR CANCELLATION. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but shall terminate all or any existing subleases unless Landlord expressly elects to treat such surrender or cancellation as an assignment to Landlord of any or all of such subleases.

         25.6 SURVIVAL OF INDEMNITIES. The obligations (and waivers) of the indemnifying party under each and every indemnification, defense and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees.


------------------------
  *** Information omitted and filed separately with the Commission for confidential treatment.

         25.7 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its Board of Directors' resolution authorizing such execution.

         25.8 ENTIRE AGREEMENT. This Lease and the exhibits hereto, cover in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the leased premises, and all preliminary negotiations and agreements of whatsoever kind with respect to the leased premises, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, notwithstanding any statute, law, or custom to the contrary. All of the Exhibits attached to this Lease are incorporated herein by this reference.

         25.9 AMENDMENT TO LEASE. No amendment or other modification of this Lease shall be effective unless in writing signed by both Landlord and Tenant.

         25.10 CERTAIN RULES OF CONSTRUCTION. Time is of the essence of this Lease. Notwithstanding the fact that certain references elsewhere in this Lease to acts required to be performed by Tenant hereunder omit to state that such acts shall be performed at Tenant's sole cost and expense, unless the text clearly states the contrary, each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant's sole cost and expense. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease. Each and all of the obligations, covenants, conditions and restrictions of this Lease shall inure to the benefit of and be binding upon and enforceable against, as the case may require, the successors and assigns of Landlord, and, subject to the restrictions of Article XIII above entitled "Assignments and Subletting," any authorized assignee, transferee, sublessee and other successors in interest of Tenant. In this Lease each of the neuter, feminine or masculine gender(s) includes the other or others, and the singular number includes the plural, wherever the context so requires. If more than one tenant is named above, the obligation of each of such Tenant hereunder shall be and is joint and several.

         25.11 SPECIFIC PERFORMANCE. Nothing contained in this Lease shall be construed as or shall have the effect of abridging the right of either party to obtain specific performance of any and all of the covenants or obligations of the other party under this Lease.

         25.12 EXECUTION OF LEASE; NO OPTION. The submission of an unexecuted form of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of, or option for, Tenant to lease, or otherwise create any interest by Tenant in the leased premises or any other property of Landlord. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

         25.13 CONTROLLING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California. In the event of any dispute under this Lease, it is agreed that the sole and exclusive venue shall be in a court of competent jurisdiction in Orange County, California, and the parties hereto agree to and do hereby submit to the jurisdiction of such court. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each other provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

         25.14 WAIVER OF JURY TRIAL. Landlord and Tenant each acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights to trial by jury, and each party does hereby expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents, or subsidiary or affiliated entities) on or with regard to any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the leased premises or any other land of Landlord, and/or any claim of injury or damage.

         25.15 CHANGES REQUESTED BY LENDERS. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by Tenant's encumbrancer or by any lender making a loan to Landlord secured by Landlord's interest in the leased premises, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of the party from whom consent to such change or amendment is requested.

         25.16 NO THIRD PARTIES BENEFICIARY. The provisions of this Lease are intended to set forth the rights and obligations of Landlord and Tenant, and, as permitted in this Lease, their successors and their assigns. The provisions of this Lease are not intended to induce reliance by any other person or party. This Lease shall not provide any rights to any third party claiming to be a beneficiary of any provision of this Lease.